Exhibit 99.1

Presidio Property Trust Announces Closing of SPAC Offering

SAN DIEGO, CA / ACCESSWIRE / February 7, 2022 / (NASDAQ:SQFT)(NASDAQ:SQFTP)(NASDAQ:SQFTW) Presidio Property Trust, Inc. (“Presidio” or the “Company”), an internally managed, diversified real estate investment trust (“REIT”), today announced the successful completion of the initial public offering (“IPO”) of Murphy Canyon Acquisition Corp. (“Murphy Canyon”), a Special Purpose Acquisition Company (SPAC) sponsored by Presidio through a wholly-owned subsidiary. Pursuant to the IPO, Murphy Canyon sold 13,225,000 units to the public at a price of $10 per unit, with each unit consisting of one share of Class A common stock, par value $0.0001 per share, of Murphy Canyon (“common stock”) and one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one share of common stock at a price of $11.50 per share. Only whole warrants are exercisable. This includes the exercise in full by the underwriters of their over-allotment option to purchase up to an additional 1,725,000 units. The units are listed on the Nasdaq Global Market (“Nasdaq”) and began trading under the ticker symbol “MURFU” on February 3, 2022. Once the securities comprising the units begin separate trading, the common stock and the warrants are expected to be traded on NASDAQ under the symbols “MURF” and “MURFW,” respectively.

Murphy Canyon is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. It intends to focus on companies in the real estate industry, including construction, homebuilding, real estate owners and operators, arrangers of financing, insurance, and other services for real estate, and adjacent businesses and technologies targeting the real estate space with an aggregate combined enterprise value of approximately $300 million to $1.2 billion.

About Presidio Property Trust

Presidio is an internally managed, diversified REIT with holdings in office, industrial, and retail properties, and model home properties which are triple-net leased to homebuilders. Presidio’s model homes are leased to homebuilders located primarily in Texas and Florida and its office, industrial and retail properties are located primarily in Colorado, with properties also located in North Dakota, Texas, Maryland, and in Southern California. While geographical clustering of real estate enables Presidio to reduce its operating costs through economies of scale by servicing a number of properties with less staff, it makes Presidio susceptible to changing market conditions in these discrete geographic areas, including those that have developed as a result of COVID-19. For more information on Presidio, please visit the Company’s website at https://www.PresidioPT.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Except as required by law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s documents filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov.

Investor Relations Contact:

Presidio Property Trust, Inc.

Lowell Hartkorn, Investor Relations

LHartkorn@presidiopt.com

Telephone: (760) 471-8536 x1244